UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2020

BRISTOL-MYERS SQUIBB COMPANY
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-01136	22-0790350
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

430 East 29th Street, 14th Floor
New York, NY 10016
(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (212) 546-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 Par Value	BMY	New York Stock Exchange
1.000% Notes due 2025	BMY25	New York Stock Exchange
1.750% Notes due 2035	BMY35	New York Stock Exchange
Bristol-Myers Squibb Contingent Value Rights	BMY RT	New York Stock Exchange
Celgene Contingent Value Rights	CELG RT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)         On July 29, 2020, the Board of Directors of Bristol-Myers Squibb Company (the “Company”) elected Ms. Paula A. Price and Mr. Derica W. Rice, to serve as members of the Board of Directors, effective September 1, 2020.  The size of the Board of Directors was increased to fourteen, effective September 1, 2020, in connection with the election of these new Directors.

Ms. Paula A. Price is 58 years old and has more than 30 years of financial and operational experience. Most recently, she served as Executive Vice President (EVP) and Chief Financial Officer (CFO) of Macy's, Inc. until May 2020. She currently remains an advisor to the renowned retailer.  Prior to that, she was a full-time Senior Lecturer for Harvard Business School in the Accounting and Management Unit from 2014 - 2018.  Before that, Ms. Price also served as EVP and CFO for Ahold USA, Controller and Chief Accounting Officer (CAO) of CVS Caremark Corporation, and in senior leadership positions at JPMorgan Chase, Prudential Financial, Diageo, and Kraft Foods.  A Certified Public Accountant (CPA), she began her career at Arthur Andersen & Co.  Ms. Price currently serves on the Boards of Directors of Accenture plc and Western Digital Corp. She previously served on the Board of Directors of Dollar General Corporation.  Ms. Price earned her M.B.A. degree from the University of Chicago and her B.S. degree in accountancy from DePaul University.

Mr. Derica W. Rice is 55 years old and from March 2018 to February 2020, he served as EVP of CVS Health and President of its pharmacy benefits management (PBM) business, CVS Caremark, where he led the PBM business. Prior to that, he served as the EVP of global services and CFO for Eli Lilly and Company from 2006 to 2017. During his 27-year tenure at Eli Lilly, Mr. Rice was instrumental in helping to drive the company’s innovation strategy and held numerous roles in finance and operations. He is currently a member of The Walt Disney Company’s Board of Directors and previously served on the Board of Directors of Target Corporation.  Mr. Rice holds an M.B.A. degree from Indiana University and a B.S. degree in electrical engineering from Kettering University.

The Board of Directors has determined that Ms. Price and Mr. Rice are independent under the New York Stock Exchange Listing Standards and the independence standards adopted by the Board of Directors.

There are no arrangements or understandings between each of Ms. Price or Mr. Rice and any other persons pursuant to which they were selected as a director.  There are no related party transactions between the Company and each of Ms. Price or Mr. Rice.

Ms. Price and Mr. Rice will each receive compensation for their services on the Board of Directors in accordance with the Company’s standard compensatory arrangement for non-employee directors, including an annual retainer of $100,000 and an annual award of deferred share units valued at $185,000 on the date of grant.

A copy of the press release announcing the election of Ms. Price and Mr. Rice is attached to this report as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are included as part of this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press release of Bristol-Myers Squibb Company dated July 30, 2020
104	The cover page from this Current Report on Form 8-K formatted in Inline XBRL (included as Exhibit 101).

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of Bristol-Myers Squibb Company dated July 30, 2020
104	The cover page from this Current Report on Form 8-K formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOL-MYERS SQUIBB COMPANY

Dated: July 30, 2020	By:	/s/Katherine R. Kelly
	Name:	Katherine R. Kelly
	Title:	Corporate Secretary